U.S. Securities and Exchange Commission
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (date of earliest event reported): May 30, 2000


                         Commission file number 0-26013
                                                -------

                       MULTI-LINK TELECOMMUNICATIONS, INC.
                       ----------------------------------
                      (Exact name of small business issuer
                          as specified in its charter)



          Colorado                                        84-1334687
 ------------------------------                 -------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)



                 4704 Harlan Street, Suite 420, Denver, CO 80212
                 -----------------------------------------------
                    (Address of principal executive offices)



                                 (303) 831-1977
                            -------------------------
                           (Issuer's telephone number)



                                 Not Applicable
               ----------------------------------------------------
              (Former name, former address, and former fiscal year,
                          if changed since last report)

ITEM 5.   OTHER EVENTS

     On May 17, 2000, Multi-Link entered into a letter of intent with Glenayre Technologies, Inc., pursuant to which Glenayre will invest approximately $1,500,000 in restricted shares of Multi-Link's common stock. As part of the agreement Multi-Link will purchase at least $2,500,000 worth of Glenayre equipment phased over the three years following completion of the investment. Glenayre will have visitation rights at Multi-Link's meetings of the board of directors. The final investment documentation is expected to have further terms and conditions not detailed in the letter of intent.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS

     (c)  Exhibits.

     10.22 Letter of Intent by and between Multi-Link Telecommunications, Inc. and Glenayre Technologies, Inc., dated as of May 17, 2000.

      99.1     Press Release.

































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



                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     MULTI-LINK TELECOMMUNICATIONS, INC.



Date:  May __, 2000                  By: /s/ David J. Cutler
                                        ----------------------------------------
                                        David J. Cutler, Chief Financial Officer





























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